Exhibit 99.1

Contact:	John Leness
Corporate Counsel
253-850-3500

FLOW INTERNATIONAL ANNOUNCES INTERIM MANAGEMENT CHANGE

KENT, Wash., August 11, 2005 – Flow International Corporation (Nasdaq: FLOW), the world’s leading supplier of ultrahigh-pressure waterjet products, announced today that Douglas Fletcher will become the interim Chief Financial Officer for Flow while an International search firm conducts a worldwide search for a replacement for Flow’s open CFO position. Mr. Fletcher will start with Flow on August 16th, 2005.

Douglas Fletcher was most recently the Chief Financial Officer for GiftCertificates.com and was the CFO for eCharge Corporation both of which are Seattle based companies. He spent several years in senior positions with Citibank in New York and he held several Finance positions with International Paper Company. He has a Bachelors degree in accounting from Ohio University and is a CPA – New York.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting, cleaning, and food safety applications, providing state-of-the-art ultrahigh-pressure (UHP) technology to industries including automotive, aerospace, job shop, surface preparation, food and more. For more information, visit www.flowcorp.com.